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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20459


                                  FORM 8-K/A

                               AMENDMENT NO. 1

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                                 Date of Report
                       (Date of Earliest Event Reported)

                                  May 6, 1994


                         Dreyer's Grand Ice Cream, Inc.

             (Exact name of registrant as specified in its charter)


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
            Delaware                 0-14190                 94-2967523

  (State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)            File Number)          Identification No.)
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                5929 College Avenue, Oakland, California  94618

              (Address of principal executive offices)  (Zip Code)



              Registrant's telephone number, including area code:

                                 (510) 652-8187

                       __________________________________







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                        DREYER'S GRAND ICE CREAM, INC.

                               AMENDMENT NO. 1

                                DATE OF REPORT
                      (Date of earliest event reported)

                                 MAY 6, 1994



        The undersigned registrant hereby amends Item 2 and Item 7 of its current report on Form 8-K filed with the Commission on May 9, 1994. Item 2 is amended to correct an error regarding the level of promotional and advertising expenditures made in 1993. Item 7 is amended to delete the financial statements referenced in Items 7(a) and 7(b) which financial statements are not required for the transaction reported.


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 6, 1994, Dreyer's Grand Ice Cream, Inc. (the "Company") entered into a Stock and Warrant Purchase Agreement (the "Agreement") with Nestle Holdings, Inc. (the "Purchaser") pursuant to which the Purchaser agreed to purchase from the Company three million shares of Common Stock, par value $1.00 per share (the "Common Stock"), for a price of $32 per share, and three-year warrants to purchase one million shares for a price of $32 per share and five-year warrants to purchase one million shares for a price of $32 per share, the aggregate purchase price for such warrants being $10 million. A copy of the Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference. The Warrant Agreement is attached thereto as Exhibit A to the Agreement; the forms of Right of First Refusal Agreements, pursuant to which Gary Rogers, the Chairman and Chief Executive Officer of the Company, and William Cronk, the President and Chief Operating Officer of the Company, as well as certain of their related entities, have granted a right of first refusal to the Purchaser on the shares of Common Stock owned by them, are attached as Exhibits B and C to the Agreement; the Distributor Agreement, pursuant to which the Company will distribute the Purchaser's frozen novelty and ice cream products in certain markets beginning in 1995, is attached as Exhibit D to the Agreement; a proposed amendment to the GECC Registration Rights Agreement is attached thereto as Exhibit E to the Agreement; an amendment to the Company's Rights Agreement, to allow the Purchaser to consummate the transactions contemplated by the Agreement without becoming an "Acquiring Person" as defined in the Rights Agreement, is attached as Exhibit F to the Agreement; and the Registration Rights Agreement, pursuant to which the Purchaser will have certain rights to request the Company to cause its shares to be registered, is attached as Exhibit G to the Agreement. A copy of a press release (the "Press Release") issued by the Company on May 6, 1994 in connection with the transactions contemplated by the Agreement is attached hereto as Exhibit 99.1. Capitalized terms used herein without definition have the meanings ascribed to them in the Agreement.

         As described in the Press Release, the Agreement contains provisions providing the Purchaser with certain board representation and creating certain standstill arrangements.

         As described in the Press Release, the Company is embarking on a five-year plan to accelerate the sale of its branded products by greatly increasing its consumer marketing efforts and expanding its distribution system into additional markets. Under the plan, the Company will increase the amount of its spending for advertising and consumer promotion from a level of approximately $12 million in 1993 to $40 million in 1994 and plans to spend approximately $50 million annually on these marketing activities from 1995 through 1998.

         The Company also announced that its board of directors has authorized a program to repurchase up to 5 million shares through open market purchases and negotiated transactions. The timing and amount of such purchases will depend upon, among other things, market conditions, availability of shares for purchase and the prices at which such shares may be available.





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         Separately, the Company issued a release (the "Earnings Release")
announcing earnings results for the fiscal quarter ended March 26, 1994. A copy of the Earnings Release is attached as Exhibit 99.2.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits.


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
         Exhibit No.      Description
         ----------       -----------
             2.1          Stock and Warrant Purchase Agreement between Dreyer's Grand Ice Cream, Inc. and
                          Nestle Holdings, Inc., dated May 6, 1994, with Exhibits.*

            99.1          Press Release dated May 6, 1994.**

            99.2          Earnings Release dated May 6, 1994.**
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- - - ----------------
 * Refiled to provide conformed signatures.
** Previously filed.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             DREYER'S GRAND ICE CREAM, INC.,
                             a Delaware corporation


Date:  May 23, 1994           By /s/  Paul R. Woodland
                                _________________________________________
                                Paul R. Woodland,
                                Vice President - Finance and
                                Administration and Chief Financial Officer





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                                EXHIBIT INDEX
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

Exhibit No.      Description
- - - ----------       -----------
    2.1          Stock and Warrant Purchase Agreement between Dreyer's Grand
                 Ice Cream, Inc. and Nestle Holdings, Inc., dated May 6, 1994, with Exhibits.*

   99.1          Press Release dated May 6, 1994.**

   99.2          Earnings Release dated May 6, 1994.**
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- - - ----------------
 * Refiled to provide conformed signatures.
** Previously filed.